Exhibit 10.1
WAIVER AND RELEASE AGREEMENT
     This Waiver and Release Agreement (the “Agreement”) is entered into by and between Kymberly Gold-Lubell (hereinafter “Gold-Lubell”), on the one hand, and True Religion Apparel, Inc. and Guru Denim, Inc., on the other hand (hereinafter collectively referred to as the “Company”).
Recitals
     A. WHEREAS, Gold-Lubell was employed by the Company as its Vice President, Women’s Design;
     B. WHEREAS, Gold-Lubell and the Company have decided to end the employment relationship between them, effective March 14, 2007;
     C. WHEREAS, Gold-Lubell has offered to provide consulting services to the Company for the period of up to twenty-four months following the separation of her employment;
     D. WHEREAS, the Company has agreed to accept Gold-Lubell’s offer to provide consulting services to the Company on the terms and conditions set forth below; and
     E. WHEREAS, the Company has agreed to pay Gold-Lubell a Severance Payment as set forth below.
     NOW THEREFORE, in consideration of the covenants and promises contained in this Agreement and other good and valuable consideration, it is hereby agreed among the parties as follows:
Agreement
     1. Separation of Employment/Termination of Agreements. Effective March 14, 2007 (the “Separation Date”), Gold-Lubell shall no longer be employed by the Company in any capacity. On such date, the Company shall pay Gold-Lubell any accrued but unpaid salary through that date, any accrued but unpaid vacation through that date in accordance with the Company’s vacation policy, and any unreimbursed business expenses incurred on or prior to the Separation Date, subject to submission by Gold-Lubell of documentation in accordance with the Company’s reimbursement policy no later than March 31, 2007. Gold-Lubell hereby acknowledges that she has received the sum of $115,302.15 representing Gold-Lubell’s earned 2006 Annual Bonus (as defined in Gold-Lubell’s Employment Agreement, dated January 4, 2006, as amended May 31, 2006 (the “Employment Agreement”)). Except for this Agreement, the Confidentiality and Non-Disclosure Agreement signed by Gold-Lubell on or around January 4, 2006, that certain Indemnification Agreement dated as of August 18, 2005, the Option Agreement (defined below) and the Stock Issuance Agreements (defined below), all other agreements between the Company and Gold-Lubell (including, but not limited to Gold-Lubell’s Employment Agreement), shall terminate and be of no further force or effect as of the Separation Date.

     2. Resignation. Effective as of the Separation Date, Gold-Lubell hereby resigns as an officer and director of the Company and any affiliated entities, including, but not limited to, Guru Denim, Inc. Officers of the Company will be instructed that if they are asked about Gold-Lubell after her departure, they are to respond as follows: “Kym has left the Company to pursue other opportunities.” The Company’s obligation does not extend beyond instructing officers to make this statement. No statements by Company officers after this instruction has been given shall give rise to liability to the Company for any management member’s failure to follow the instruction.
     3. Severance Payment. In exchange for the promises set forth herein, the Company shall pay to Gold-Lubell a lump sum severance payment of Six Hundred Seventy Five Thousand Dollars and No/Cents ($675,000.00) (the “Severance Payment”). The Severance Payment shall be made between the eighth and fourteenth calendar day following Gold-Lubell’s execution of this Agreement.
     4. Health Insurance. Provided that Gold-Lubell executes this Agreement and does not revoke it, for a period of 18 months following the Separation Date, the Company shall continue to provide Gold-Lubell and Gold-Lubell’s eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Gold-Lubell and the Company had not ended the employment relationship (or, at the Company’s option, pay the applicable COBRA premium for such coverage), provided, however, that if Gold-Lubell becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, or if Gold-Lubell receives health insurance benefits through any family member, the Company’s obligations under this Paragraph 4 shall terminate and any such coverage shall be reported by Gold-Lubell to the Company.
     5. Consulting Arrangement. Provided that Gold-Lubell executes this Agreement and does not revoke this Agreement as set forth in Paragraph 27 below, the Company shall retain Gold-Lubell as a consultant in the manner and for the period of time set forth in Paragraphs 6 and 7, below, but not to begin until expiration of the seventh day following Gold-Lubell’s execution of this Agreement.
     6. Term of Consulting Arrangement. The Company shall retain Gold-Lubell as a consultant beginning on the eighth day following Gold-Lubell’s execution of this Agreement and continuing until two calendar years following the Separation Date, unless sooner terminated pursuant to this Paragraph 6 (the “Consulting Period”). The Consulting Period may be terminated: (a) by Gold-Lubell at any time upon 90 days prior written notice to the Company; or (b) by the Company, by written notice to Gold-Lubell in the event of a breach of any of the terms of this Agreement by Gold-Lubell, provided, however, that the Company first will provide Gold-Lubell with written notice of the breach and Gold-Lubell will thereafter have 5 calendar days to cure the alleged breach. Gold-Lubell shall have only one opportunity to cure any breach under this Agreement and, thereafter, this Agreement may be terminated by the Company for any breach upon written notice thereof.
     7. Scope of Consultant Duties. During the Consulting Period, Gold-Lubell shall make herself reasonably available to the Company to consult regarding the transition of her duties to other Company employees, as needed, in the sole discretion of the Company. During the Consulting Period, Gold-Lubell shall not report to the Company’s offices, nor shall Gold-Lubell directly or indirectly for any reason have any contact with any of the Company’s distributors, agents, representatives, accountants, lenders, bankers, analysts, vendors, suppliers, customers (except as set forth in Paragraph 18 hereof) or representatives without the prior written consent of the Company. In addition, during the Consulting Period, except as set forth in Paragraph 18 below, Gold-Lubell shall provide her services exclusively to the Company and shall not provide services of any nature to any other person or entity of any type without the Company’s prior written consent. During the Consulting Period, Gold-Lubell shall report to Michael Buckley.
     8. Consulting Fee. In exchange for Gold-Lubell’s agreement to provide consulting services in accordance with this Agreement and in further consideration for Gold-Lubell’s other promises and covenants herein, the Company shall pay a consulting fee to Gold-Lubell of $30,208.33 per month during the Consulting Period on a monthly basis. The payments set forth in this Paragraph 8 shall be referred to as the Consulting Fee. During the Consulting Period, Gold-Lubell shall be treated as an independent contractor and the Company shall not withhold amounts for taxes from the Consulting Fee. Gold-Lubell agrees to consult with an accountant or tax attorney for advice regarding Gold-Lubell’s tax issues.
     9. Stock Options/No Accrual of Other Benefits.
          (a) During the term of her employment with the Company, Gold-Lubell was granted an incentive stock option (the “Option”) to purchase shares of the Company’s Common Stock, of which a total of 166,667 shares remain subject to the Option (the “Option Shares”). Such grant was made pursuant and subject to the terms and conditions of the Company’s 2004 Stock Option Plan, which was subsequently incorporated into the Company’s 2005 Equity Incentive Plan (as amended, the “Plan”), copies of which plans were previously provided to Gold-Lubell. The grant of options was evidenced by and made subject to an Employee Stock Option Agreement entered into between the Company and Gold-Lubell on October 8, 2004 (the “Option Agreement”), which Option Agreement shall continue in accordance with the terms hereof.
          (b) During the term of her employment with the Company, Gold-Lubell was granted shares of restricted stock, of which a total of 59,584 shares remain unvested and subject to forfeiture (the “Restricted Shares”). Such grants were made pursuant and subject to the terms and conditions of the Plan. The grant of stock was evidenced by and made subject to Stock Issuance Agreements entered into between the Company and Gold-Lubell on January 4, 2006 and January 2, 2007 (the “Restricted Stock Agreements”), which Restricted Stock Agreements shall continue in accordance with the terms hereof.
          (c) The Company and Gold-Lubell agree that pursuant to the terms of the Plan, during the Consulting Period, the Restricted Shares shall continue to vest in accordance with the original vesting schedule in the applicable Restricted Stock Agreement. The Option Shares must be exercised pursuant to the terms and conditions otherwise set forth in the Plan and the Option Agreement, as amended hereby; provided, however, that notwithstanding anything to the contrary contained in the Option, the Option Agreement or the Plan, Gold-Lubell shall have a period of three (3) months (commencing with the Separation Date) during which to exercise the

Option, and if Gold-Lubell does not exercise such Option within such time period, then the Option shall terminate and shall cease to be outstanding.
          (d) Gold-Lubell agrees: (i) that she shall be solely liable for and shall pay any and all taxes, costs, interest, assessments, penalties, damages, attorney’s fees or other losses to which she is or may be subject by reason of the payments by the Company to her identified in Paragraphs 3 and 8 of this Agreement, and by reason of the equity interest identified in Paragraph 9 of this Agreement; (ii) to indemnify and hold the Company Releasees (defined below) harmless from any and all taxes, costs, assessment, interest, penalties, damages, attorney’s fees or other losses to which the Company Releasees, or any of them, are or may be subject by reason of such payments, interest, reimbursements and/or loans, including, but not limited to, any claim or claims against the Company Releasees, for failure to withhold or under withholding of taxes; (iii) not to seek or make any claim or claims against the Company Releasees, or any of them, for contribution, indemnity, compensation, recompense, damages, taxes, costs, interest, penalties, attorneys’ fees or other losses, if a determination is made that withholdings should have been made from any payments to Gold-Lubell; and (iv) to assume responsibility for contesting and defending any claim or assertion that withholding should have been made from any payment or other interest provided, or that the Company Releasees, or any of them, owe taxes thereon for any reason, and to cooperate fully in the defense of any such claim or claims which is/are brought against the Company Releases, or any of them.
          (e) Other than the continued vesting of the Restricted Shares during the Consulting Period as set forth in this Paragraph 9 and the payment of the Consulting Fee set forth in Paragraph 8, above, Gold-Lubell shall not receive any other compensation or benefits from the Company of any type whatsoever after the expiration of the Consulting Period.
     10. Gold-Lubell’s Ongoing Obligations To The Company. Gold-Lubell expressly acknowledges her continuing obligations under the Confidentiality and Non-Disclosure Agreement and agrees to abide by such obligations.
     11. Release of Known and Unknown Claims by Gold-Lubell. In exchange for the agreements contained herein, Gold-Lubell agrees unconditionally and forever to release and discharge the Company and its affiliated, related, parent and subsidiary corporations, as well as their respective attorneys, agents, representatives, partners, joint ventures, successors, assigns, insurers, employees, officers, and directors (“Company Releasees”) from any and all claims, suits, rights, actions, complaints, demands, agreements, contracts, causes of action, and liabilities of any kind or nature which she may now have, or ever have, whether known or unknown, including any claims, causes of action or demands of any nature arising out of or in any way relating to her employment with, or separation from the Company on or before the date of the execution of this Agreement.
     This release specifically includes, but is not limited to, any claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; assault and battery; invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, severance pay, stock options, attorneys’ fees, bonus, sick leave, family leave, holiday pay, life insurance, health insurance, disability or medical insurance or other compensation or fringe benefit of any sort; discrimination or harassment on the basis of age, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category; any claim under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act of 1933, the California Family Rights Act, or Section 1981 of Title 42 of the United States Code; violation of COBRA; violation of any safety and health laws, statutes or regulations or worker’s compensation laws; violation of ERISA; violation of the Internal Revenue Code; violation of any federal, state or local laws relating to the regulation of federal, state or local tax payments or accounting; or any other wrongful conduct, based upon events occurring prior to the date of execution of this Agreement.
     Gold-Lubell acknowledges that she may hereafter discover facts different from or in addition to those she now knows or believes to be true with respect to the claims, suits, rights, actions, complaints, demands, agreements, contracts, causes of action, and liabilities of any nature whatsoever that are the subject of the release set forth in this Agreement, and Gold-Lubell expressly agrees to assume the risk of the possible discovery of additional or different facts, and agrees that this Agreement shall be and remain effective in all respects regardless of such additional or different facts.
     Gold-Lubell further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:
     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Company Releasees, Gold-Lubell expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Gold-Lubell does not know or suspect to exist in her favor against the Company Releasees, or any of them, at the moment of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.
     The release of claims set forth in this Paragraph 11 shall be construed as broadly as possible under applicable law but shall not include any claim for indemnification under California Labor Code Section 2802 or California Corporations Code Section 317 or any other claim the release of which would violate California or federal statutory law or the public policy of the State of California.
     Gold-Lubell hereby represents and warrants that she has not filed, and will not file at any time in the future, any statutory, civil or administrative claim, complaint or charge of any kind whatsoever with any state or federal court, administrative agency or tribunal of any kind whatsoever concerning any subject matter connected with or pertaining or relating to the claims released by her in this Agreement. The parties agree that this Agreement and the consideration exchanged in this Agreement are contingent upon the promise by Gold-Lubell not to file any such claim, complaint or charge of any kind whatsoever.
     12. Indemnification. Gold-Lubell expressly agrees to indemnify and hold the Company Releasees, and any of them, harmless from any claim, cause of action, complaint, demand, penalty, damage, attorney’s fees or other losses to which the Company Releasees, or any of them, are subject to liability, arising from, related to or any in way connected with any activity which did not arise out of the course and scope of her employment with the Company including, but not limited to, fraudulent, tortious and/or criminal conduct engaged in by Gold-Lubell. As a partial remedy hereunder, in the event Gold-Lubell is found by any body having jurisdiction to have engaged in any fraudulent, tortious or criminal conduct at any time during her employment, the consulting arrangement hereunder shall terminate with no further liability or obligations of the Company whatsoever, and Gold-Lubell shall thereupon forfeit the Option to the extent not vested. Notwithstanding anything herein to the contrary, the Company will indemnify Gold-Lubell to the extent prescribed in the Company’s charter documents, the Indemnification Agreement, and as otherwise required by law including, but not limited to, California Labor Code Section 2802. In addition, the foregoing waiver has no effect under any directors’ and officers’ liability policy, if any, maintained by the Company under which Gold-Lubell may be covered; provided, however, that the Company is under no obligation to maintain any such policy.
     13. Assistance in Legal Actions. In the event the Company is or becomes involved in any legal action relating to events which occurred or are alleged to have occurred while Gold-Lubell was rendering services to the Company or about which Gold-Lubell possesses any information, Gold-Lubell agrees to assist in the preparation, prosecution or defense of any case involving the Company, including, without limitation, executing truthful declarations or documents or providing information requested by the Company and attending and/or testifying truthfully at deposition(s) or at trial without the necessity of a subpoena. Notwithstanding the above, the obligations under this Paragraph shall be null and void with regard to any action in which Gold-Lubell and the Company have filed claims against one another, in which case the provisions of the California Code of Civil Procedure shall apply.
     14. Lockup.
          (a) Gold-Lubell hereby agrees that, without the prior written consent of the Company, during the period from the Separation Date until the date that is thirty-six (36) months following the Separation Date (the “Lock-Up Period”), except as hereafter provided, she (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any shares of the Company’s Common Stock or any security convertible into, or exercisable or exchangeable for, any Common Stock; and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any shares of the Company’s Common Stock or any security convertible into, or exercisable or exchangeable for, any Common Stock (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequences of ownership of any shares of the Company’s Common Stock or any security convertible into, or exercisable or exchangeable for, any Common Stock, whether or not such transaction is to be settled by delivery of any shares of the Company’s Common Stock or any security convertible into, or exercisable or exchangeable for, any Common Stock, other securities, cash or other consideration. The restrictions set forth herein are collectively referred to as the “Lock-Up Restrictions.”
          (b) Notwithstanding the foregoing, subject to applicable laws of any and all competent jurisdictions, including, but not limited to, applicable securities laws, during the Lock-Up Period, Gold-Lubell may transfer any shares of the Company’s Common Stock or any security convertible into, or exercisable or exchangeable for, any Common Stock as follows: (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Paragraph 14; (ii) to any trust for the direct or indirect benefit of Gold-Lubell or the immediate family of Gold-Lubell, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Paragraph 14; (iii) to an executor or heir in the event of death, provided that the executor or heir agrees to be bound in writing by the restrictions set forth in this Paragraph 14; (iv) during the first eighteen (18) months of the Lock-Up Period, in an amount not to exceed that transferred by Jeffrey Lubell in any three month calendar period during the Lock-Up Period; or (v) during the final eighteen (18) months of the Lock-Up Period, in an amount not to exceed 100,000 shares during any three month calendar period.
          (c) Gold-Lubell hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the shares of the Company’s Common Stock or any security convertible into, or exercisable or exchangeable for, any Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, any shares of the Company’s Common Stock or any security convertible into, or exercisable or exchangeable for, any Common Stock for which Gold-Lubell is the record holder and, in the case of any shares of the Company’s Common Stock or any security convertible into, or exercisable or exchangeable for, any Common Stock for which Gold-Lubell is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such shares of the Company’s Common Stock or any security convertible into, or exercisable or exchangeable for, any Common Stock.
          (d) Legend. Each certificate representing any shares of Company capital stock held by Gold-Lubell shall bear the following legend:
     “The shares evidenced by this certificate are subject to restrictions on transfer as set forth in that certain Waiver and Release Agreement dated March 14, 2007, and may not be sold, transferred or otherwise hypothecated except pursuant to the terms of Section 14 thereof.”
          (e) Gold-Lubell hereby acknowledges that she is aware that the United States securities laws prohibit anyone who is in possession of material, non-public information of an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Gold-Lubell therefore agrees that she will not purchase or sell any securities of the Company while in possession of material, non-public information of the Company and that she will not communicate such material, non-public information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell any Company securities.
          (f) In addition to the foregoing, Gold-Lubell agrees to promptly execute one or more lock-up agreements upon request by any third parties with whom the Company is entering into a material financing, acquisition, merger, reorganization, consolidation, tender offer, joint venture, strategic partnership or other similar transaction, containing the same restrictions as the Lock-Up Restrictions (without the exceptions to such restrictions set forth under Section 14(b)(iv) or Section 14(b)(v) above) (the “Third Party Lock-Up”). Notwithstanding the foregoing, (i) any Lock-Up Restrictions which Gold-Lubell is required to agree upon pursuant to a Third Party Lock-Up shall be no more restrictive than those imposed by such third party on Jeffrey Lubell, and (ii) during any period that Gold-Lubell is subject to a Third Party Lock-Up, to the extent the Third Party Lock-Up restrictions conflict with the Lock-Up Restrictions, the Third Party Lock-Up restrictions shall be controlling.
          (g) Notwithstanding any other provision set forth in this Section 14, it is understood and agreed by the parties that nothing herein shall in any manner (i) prevent Gold-Lubell from selling, assigning or otherwise transferring shares of Company Common Stock to Jeffrey Lubell, or any entity controlled by Jeffrey Lubell, whereupon the restrictions set forth in this Section 14 shall not thereafter apply to any shares so sold, assigned or transferred to Mr. Lubell or such entity, (ii) prevent Jeffrey Lubell, or any entity controlled by Jeffrey Lubell, from selling, assigning, transferring, pledging, alienating or otherwise hypothecating in any manner any shares of Company Common Stock in which Mr. Lubell or such entity holds any beneficial or other interest, whether or not such interest is held in his name alone, held jointly with any other party, or held in a fiduciary capacity of any type whatsoever, (iii) be deemed to obviate the force and effect of any other restriction on alienation or disposition that is or may be put in place with respect to any shares of Company Common Stock held by Gold-Lubell or in which Gold-Lubell has any interest. The parties acknowledge and agree that the sole intent of the provisions of this Section 14 is to restrict the ability of Gold-Lubell from transferring, during the Lock-Up Period, subject to the terms hereof, Company Common Stock in which she holds an interest, whether or not such interest is held individually or jointly or in any other capacity.
     15. Standstill. Gold-Lubell agrees that, without the prior written consent of the Company, Gold-Lubell shall not, for a period of seven (7) years from the date of this Agreement (the “Standstill Period”), directly or indirectly:
          (a) other than with respect to the Option Shares and the Restricted Shares, acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Section 13d(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of any of the assets or businesses of the Company or any securities of the Company (including, without limitation, any debt, equity or convertible securities) or any rights or options to acquire any such ownership from any Person;
          (b) make, or in any way participate in, any “solicitation” of “proxies,” as such terms are used in the proxy rules of the Securities and Exchange Commission (“the SEC”) to vote or consent, or seek to advise or influence in any manner whatsoever any Person with respect to the voting of any securities of the Company;
          (c) form, join, or in any way participate in a “group” (within the meaning of Section 13d(3) of the Exchange Act) with respect to any voting securities of the Company;
          (d) arrange, or in any way participate in, any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of the Company;
          (e) otherwise act, whether alone or in concert with others, to seek to propose to the Company, or any of its stockholders, any merger, business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise act, whether alone or in concert with others, to seek to control, change or influence the management, stockholders, Board of Directors, or policies of the Company, or nominate any Person as a director of the Company;
          (f) solicit, negotiate with, or provide any information to, any Person with respect to a merger, business combination, exchange offer or liquidation of the Company or any other acquisition of the Company, any acquisition of securities of all or any portion of the assets of the Company or any other similar transaction;
          (g) make any proposal to be considered and/or voted upon at any meeting of the stockholders of the Company;
          (h) announce an intention to enter, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing matters;
          (i) disclose any intention, plan or arrangement inconsistent with any of the foregoing provisions; or
          (j) advise, assist, encourage or participate with any other Person in connection with action inconsistent with any of the foregoing provisions.
     For purposes of this Agreement, the term “Person” shall mean any natural person, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, government or any agency or political subdivision thereof, or any other legal pr business entity or organization. This standstill provision shall not affect Gold-Lubell’s ability to purchase interests in mutual funds or other similar investment vehicles over which she has no ability to direct the investment or disposition of shares or other equity interests.

     16. Non-Solicitation. During the Consulting Period, and for twelve (12) months thereafter, Gold-Lubell agrees that she will not, directly or indirectly, without the prior written consent of the Company, for herself or on behalf of or in conjunction with any other Person in any capacity, including, but not limited to, as an employee, officer, director, shareholder, partner, member, owner, consultant or otherwise: (a) induce or attempt to induce any person then an employee of the Company or any of its related or affiliated entities, or who has been an employee of the Company or any such entities during the six (6) months prior to the time of such action, to resign from or otherwise terminate his or her employment with the Company, or any of its related or affiliated entities; or (b) solicit, recruit or attempt to solicit or recruit any person then employed by the Company or any of its related or affiliated entities, or who has been an employee of the Company or any such affiliated entities during the six (6) months prior to the time of such action; or (c) solicit or attempt to solicit any person who is then working for the Company as a distributor, agent, representative, accountant, lender, banker, analyst, vendor, or supplier or any person who has done so during the six (6) months prior to the time of such action.
     17. Non-Competition. During the Consulting Period, Gold-Lubell agrees that she will not, directly or indirectly, without the prior written consent of the Company, for herself or on behalf of or in conjunction with any other Person in any capacity, including, but not limited to, as an employee, officer, director, shareholder, partner, member, owner, consultant, trustee, administrator, executor, representative or otherwise, engage in any line of business conducted directly or indirectly by the Company or which is covered in a written proposal or business plan of the Company, including, but not limited to, any of the business lines set forth on Exhibit A attached hereto, in any place in which the Company then does business, including conducting any business under any name that contains any trademark, service mark, copyright, slogan, trade name, or internet domain name or any variation thereof used or utilized by the Company (collectively, the “Businesses”). Nothing in this Paragraph 17 or Exhibit A hereto shall prohibit Gold-Lubell from engaging in the Jewelry Business during the Consulting Period or thereafter. For purposes of this Agreement, the Jewelry Business shall mean the design, manufacturing, production, marketing and sale of jewelry (earrings, rings, pendants, necklaces, broaches, and bracelets only). Gold-Lubell shall not design, manufacture, produce, market or sell any jewelry that is used or intended to be used in any of the Businesses. Gold-Lubell expressly acknowledges and agrees that, although she may engage in the Jewelry Business, all of the other obligations set forth in this Agreement remain in full force and effect including, but not limited to those obligations restricting her conduct as set forth in Paragraphs 7, 16, 17, 18, 19 and 20.
     18. Non-interference. During the Consulting Period, and for eighteen (18) months thereafter, Gold-Lubell agrees that she will not, directly or indirectly, without the prior written consent of the Company, for herself or on behalf or in conjunction with any other Person in any capacity, including but not limited to as an employee, officer, director, shareholder, partner, member, owner, consultant or otherwise, induce, attempt to induce or knowingly encourage any customer, supplier, distributor, vendor, contractor, or sales agent of the Company to divert any business or income from the Company or to stop or alter the manner in which the customer, supplier, vendor, contractor, or sales agent is or are then doing business with the Company. Moreover, Gold-Lubell agrees that, during the Consulting Period and for eighteen (18) months thereafter: (a) she shall not have any contact whatsoever with the Company’s distributors, agents, representatives, vendors, or suppliers for any reason; (b) she shall not contact Company employees for any business reason whatsoever (whether regarding the Company’s business, the Jewelry Business or any other business), and shall have no contact with any employee for any reason at any time during business hours; (c) she shall not contact any customer of the Company with regard to the Company’s business; and (d) she shall not contact any customer of the Company with regard to Gold-Lubell’s Jewelry Business except to the extent that communications with the specific individual contacted is necessary to allow Gold-Lubell to sell her jewelry to the entity or person for whom the contacted individual works. For the sake of clarity, this Paragraph 18(d) shall be interpreted as preventing Gold-Lubell from contacting the “Buyer” at a department store or other retailer when that Buyer is the person with whom the Company conducts business for the purchase of the Company’s merchandise unless that Buyer is also responsible for the purchase of jewelry merchandise for the department store or other retailer for which the Buyer works.
     19. Intellectual Property.
          (a) In further consideration of the payments made and to be made to Gold-Lubell pursuant to this Agreement, Gold-Lubell hereby assigns and transfers to the Company and its successors and assigns, all of Gold-Lubell’s right, title and interest in and to the Intellectual Property (as defined herein), in any and all countries in the world. As used herein, the term “Intellectual Property” means all of the intellectual property owned, controlled by, issued to, licensed to, or licensed by Gold-Lubell, and all intellectual property Gold-Lubell has any other right, title or interest to, worldwide, that was incorporated in, or developed in connection with, Gold-Lubell’s employment with the Company including, but not limited to: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all copyrights, copyrightable materials (including without limitation designs), copyright registrations and all other rights corresponding thereto, (iii) all trademarks (whether registered or unregistered), service marks (whether registered or unregistered), logos, trade dress rights, and trade names (collectively, “Trademarks”); (iv) all trade secrets and confidential business information (including customer lists, ideas, research and development, designs, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, and business and marketing plans and proposals); (v) all other proprietary rights; (vi) all copies and tangible embodiments thereof (in whatever form or medium); and (vii) all goodwill associated with any and all of the foregoing, and any other governmental protections with respect thereto.
          (b) Gold-Lubell agrees that she shall not, at any time, either directly or indirectly: (i) use, license or exploit, or authorize, permit or suffer the use, license or other exploitation of, any Intellectual Property; (ii) file or prosecute, directly or indirectly, any application to register any of the Intellectual Property; (iii) challenge the use or registration of the Intellectual Property by the Company, or any application by the Company for registration of such property by or on behalf of the Company or any of its affiliates in any jurisdiction, country or territory.
          (c) Gold-Lubell agrees that she shall not, at any time after the date hereof, use the name “Lubell” (the “Name”) for any commercial purpose, including, without limitation: (i) the use, license or exploitation of the Name or any variation thereof as trademarks, service marks, trade names or domain names for any product, service or business, or in promotional or advertising material or personal appearances with respect to such products, services, or businesses; and (ii) the filing or prosecution, directly or indirectly, of any application to register the Name or any variation thereof in any trademark, service mark, trade name or domain name in any jurisdiction, country or territory.
          (d) The provisions of this Paragraph 19 shall be binding upon and inure to the benefit of the executors, administrators, successors and assigns of the parties hereto. The rights of the Company under this Paragraph 19 shall be assignable by the Company without further authorization or consent from Gold-Lubell.
     20. Non-Disparagement. Gold-Lubell agrees that she will not, either directly or indirectly, disparage or otherwise make negative remarks to any person or entity regarding (a) the Company; (b) the Company’s owners, agents, representatives, attorneys, accountants, employees, officers or directors; or (c) the Company’s current or potential products, services, plans, strategies, operations, business or financial condition.
     21. Specific Performance. Gold-Lubell acknowledges that in the event of breach or threatened breach by Gold-Lubell of the terms of Paragraphs 13, 14, 15, 16, 17, 18, 19 or 20 of this Agreement, the Company could suffer significant and irreparable harm that could not be satisfactorily compensated in monetary terms, and that the remedies at law available to the Company may otherwise be inadequate and the Company shall be entitled, in addition to any other remedies to which it may be entitled to under law or in equity, to apply for an order of specific performance of this Agreement by Gold-Lubell including the immediate ex parte issuance, without bond, of a temporary restraining order enjoining Gold-Lubell from any such violation or threatened violation of Paragraphs 14, 15, 16, 17, 18, 19 or 20 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement.
     22. Acknowledgement of Restrictions. Each party hereto acknowledges that the potential restrictions on Gold-Lubell’s future activities imposed by the covenants in Paragraphs 14, 15, 16, 17, 18, 19 and 20 are reasonable in both duration and scope and in all other respects. In the event that the provisions of Paragraphs 14, 15, 16, 17, 18 or 19 should ever be deemed to exceed the duration or scope permitted by applicable law, then such provisions shall be reformed to the maximum time, scope or other limitation, as the case may be, permitted by applicable law, and each party agrees that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction. Gold-Lubell understands and agrees that the consideration she is receiving in connection with this Agreement is adequate consideration to support the covenants set forth in this Agreement. Gold-Lubell further understands and agrees that each of the covenants set forth in Paragraphs 14, 15, 16, 17, 18 or 19 is a material term of this Agreement.
     23. Voting Agreement. Concurrently herewith, Gold-Lubell is executing and delivering to the Company the Voting Agreement and Irrevocable Proxy attached hereto as Exhibit B.

     24. Return of Property. Upon separation of employment, Gold-Lubell agrees to return to the Company all property of the Company which Gold-Lubell has in her custody or control such as office equipment, forms, manuals, documents of client files, computer disks, personnel files, or other confidential or proprietary materials of the Company. Excluded from this Paragraph is Gold-Lubell’s office furniture which the Company has previously agreed to store and ship to Gold-Lubell upon submission by her to Human Resources of a destination address. By signing this Agreement, Gold-Lubell hereby certifies that she will not retain possession of any of the Company’s property, including, but not limited to, the original or a copy of the materials outlined in this Paragraph 24.
     25. Knowing and Voluntary. Each party represents and agrees that the party is entering into this Agreement knowingly and voluntarily. Each party affirms that no promise or inducement was made to cause the party to enter into this Agreement, other than what is promised to the party in this Agreement. Each party further confirms that the party has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for the party’s agreement.
     26. 21 Days to Execute The Agreement. Gold-Lubell expressly acknowledges that she has been provided twenty-one (21) days to consider this Agreement and that she was informed that she had the right to consult with counsel regarding this Agreement, and that she has had the opportunity to consult with counsel. To the extent that Gold-Lubell has taken fewer than twenty-one (21) days to consider this Agreement, Gold-Lubell acknowledges that she had sufficient time to consider the Agreement and to consult with counsel and that she does not desire additional time.
     27. 7 Days To Revoke The Agreement. This Agreement is revocable by Gold-Lubell for a period of seven calendar days following the execution of this Agreement. The revocation must be in writing, must specifically revoke this Agreement, and must be received by Michael Buckley via personal delivery by messenger at 2263 East Vernon Avenue, Vernon, CA 90058, prior to the eighth calendar day following the execution of this Agreement. This Agreement becomes effective, enforceable and irrevocable on the eighth calendar day following Gold-Lubell’s execution of this Agreement.
     28. No Admission of Liability. This Agreement does not constitute an admission of any kind by the Company or Gold-Lubell. The parties hereto desire to resolve their disputes in an amicable fashion and have entered into this Agreement with the desire to forever resolve between them those matters described in this Agreement.
     29. Attorneys’ Fees. The prevailing party in any proceeding brought to enforce the terms of this Agreement shall be entitled to recover from the other party all damages, costs and expenses, including with limitations, attorneys’ and arbitrator’s fees, incurred as a result of said action.
     30. Modification. No amendments to this Agreement will be valid unless written and signed by Gold-Lubell and the Company’s President or the President’s designee.

     31. Entire Agreement/Integration. This Agreement, the Indemnification Agreement, the Option Agreement, the Restricted Stock Agreements and the Confidentiality and Non-Disclosure Agreement (collectively, the “Operative Documents”) constitute the entire agreement between Gold-Lubell and the Company concerning the terms of Gold-Lubell’s employment with and separation from the Company and the compensation related thereto, and this Agreement constitutes the entire agreement between Gold-Lubell and the Company concerning the terms and conditions of Gold-Lubell’s consulting arrangement with the Company. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement and those agreements referenced herein. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in the Operative Documents, and that they have not executed this Agreement in reliance on any such representation, inducement, promise, agreement or warranty.
     32. No Assignment. Gold-Lubell represents and warrants that she has made no assignment, and will make no assignment, of any claim, right of action or any right of any kind whatsoever, embodied in any of the claims released herein, and that no other person or entity of any kind had or has any interest in any of the claims, demands, obligations, actions, causes of action, debts, liabilities, rights, contracts, damages, attorneys’ fees, costs, expenses or losses released herein.
     33. No Waiver. Failure to insist on compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right at any other time or times.
     34. Successors and Assigns. This Agreement, and all terms and provisions hereof, shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.
     35. Severability. Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared void or unenforceable, such portion may be considered and independent and severable from the remainder, the validity of which shall remain unaffected.
     36. Representations and Warranties. Both parties to this Agreement represent and warrant that this Agreement in all respects has been voluntarily and knowingly executed by them after having received independent legal advice, if they desired, from attorneys of their choice. Both parties also represent and warrant that they have carefully read this Agreement and the contents hereof are known and understood by them.
     37. Choice of Law. This Agreement has been negotiated and executed in the State of California and shall in all respects be interpreted, enforced and governed in accordance with the laws of California. After execution of this Agreement, any dispute regarding enforcement or breach of this Agreement, or any aspect of Gold-Lubell’s employment with the Company or the cessation of such employment, or the consulting arrangement set forth herein, will be submitted to final and binding arbitration pursuant to the National Rules for the

Resolution of Employment Disputes of the American Arbitration Association (“AAA”) in Los Angeles County, California, as the exclusive remedy for such claim or dispute. In any such arbitration, discovery may be conducted pursuant to applicable California law. The party filing the action with AAA shall bear the costs and fees charged by AAA for such arbitration. The arbitrator shall issue a written opinion and shall have full authority to award all remedies which would be available in court. Judgment upon the award rendered by the AAA arbitrator may be entered in any court having jurisdiction thereof.
     38. Publicity. To the extent the Company issues a press release regarding the termination of Gold-Lubell’s employment, it shall provide a copy of such press release to Gold-Lubell prior to its release. Gold-Lubell may review and comment on the press release. The Company will consider Gold-Lubell’s comments, but the Company may, in its sole discretion, accept or reject such comments. Gold-Lubell expressly agrees that she will not speak to the media or any other person or entity (other than her immediate family members, financial advisors and attorneys) regarding the separation of her employment from the Company or the facts giving rise to the separation of her employment from the Company or concerning her consulting arrangement with the Company. If Gold-Lubell is contacted by a member of the media or anyone else regarding her separation from the Company or her consulting arrangement with the Company, Gold-Lubell may state as follows: “I left the Company to pursue other opportunities.” Gold-Lubell acknowledges that the Company may file this Agreement with the Securities and Exchange Commission.
     39. Costs. Following the execution of this Agreement, and the expiration of any waiting or revocation periods hereunder, the Company will reimburse Gold-Lubell up to $20,000 in legal costs and expenses incurred by her in connection with the negotiation and drafting of this Agreement, upon the presentation by Gold-Lubell of detailed invoices for the same.
     40. Joint Preparation. The parties acknowledge that this Agreement was jointly prepared by them, by and through their respective legal counsel, and any uncertainty or ambiguity existing herein shall not be interpreted against any of the parties, but otherwise according to the application of the rules on interpretation of contracts.
***

     PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated: March 14, 2007

/s/ Kymberly Gold-Lubell Kymberly Gold-Lubell

Dated: March 14, 2007	TRUE RELIGION APPAREL, INC

/s/ Michael Buckley By: Michael Buckley, President

Dated: March 14, 2007	GURU DENIM, INC.

/s/ Jeffrey Lubell By: Jeffrey Lubell, Chief Executive Officer

EXHIBIT A
The design, manufacture, marketing, sale, or licensing of any of the following:
•	Apparel

•	Accessories

•	Apparel or accessory related products

•	Apparel or accessory related services

•	Denim products

•	Footwear, including shoes, sandals, slippers, flip flops, stockings

•	Hats, Caps, Scarves, Cold Weather Gear

•	Logowear

•	Leather & Cloth Outerwear

•	Watches

•	Swimwear

•	Sunglasses

•	Ophthalmic Eyewear

•	Women’s Handbags

•	Women’s Belts

•	Men’s Belts & Leather Goods

•	Hosiery

•	Loungewear & Sleepwear Including Lingerie and Pajamas

•	Underwear

•	Homewares/Bedding

•	Fragrances

•	Cosmetics and Skincreams

•	Bathroom Accessories
A-1

EXHIBIT B
VOTING AGREEMENT
     This Voting Agreement (this “Agreement”) is made and entered into as of March 14, 2007, by and between Jeff Lubell, an individual (“JL”), and Kymberly Gold-Lubell, an individual (“KL”). JL and KL are sometimes referred to hereinafter each as a “Shareholder” and, collectively, as the “Shareholders.”
RECITALS
     WHEREAS, JL is the record and/or beneficial owner of shares of common stock of True Religion Apparel, Inc., a Delaware corporation (“the Company”);
     WHEREAS, KL is the record and/or beneficial owner of shares of Company common stock;
     WHEREAS, the Shareholders desire to enter into this Agreement to govern certain of their rights, duties and obligations as shareholders of the Company with the object and purpose being to obtain the benefit of concerted action, thereby ensuring to the furthest extent practicable the efficient management of the Company, its directors, officers and business policies, and have agreed to enter into and perform this Agreement to further said goals;
     WHEREAS, as a condition and inducement to the Company to enter into that certain Settlement Agreement dated as of March 14, 2007, the Company has required that KL enter into this Agreement; and
     WHEREAS, the Shareholders believe it to be in their best interests and the best interests of the Company and its other shareholders to provide herein for certain matters relating to the corporate governance of the Company.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Shareholders, the Shareholders hereby agree as follows:
     1. Representations, Warranties and Covenants of KL. KL hereby represents, warrants and covenants to JL as follows:
          1.1 Authority; No Violation. KL has all necessary capacity, power and authority to enter into and perform KL’s obligations under this Agreement (including under the Irrevocable Proxy, the form of which is attached hereto as Annex I (the “Proxy”)). This Agreement has been duly and validly executed and delivered by KL and constitutes a valid and binding agreement of KL, enforceable against KL in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) general equitable remedies.

          1.2 Ownership of Shares. KL: (i) is currently the beneficial owner or record holder of certain shares of Company common stock, restricted common stock and options to acquire common stock (the “Existing Shares”), has good title to all of the Existing Shares as of the date hereof, and at all times up until the Expiration Date (as defined below), the Existing Shares will be free and clear of any liens, security interests, claims, options, charges or other encumbrances (unless permitted pursuant to the terms of this Agreement); and (ii) as of the date hereof, the Existing Shares constitute all the shares of Company common stock owned of record or beneficially held by KL. The Existing Shares are not and will not in the future be subject to restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.
          1.3 Non-Contravention. The execution and delivery of this Agreement by KL does not, and the performance by KL of her obligations hereunder and the consummation by KL of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, commitment, arrangement, restriction, contract or other obligation or any order, arbitration award, judgment or decree to which KL is a party or by which KL is bound, or any statute, rule or regulation to which KL is subject.
          1.4 New Shares. KL agrees that any shares of capital stock of the Company with respect to which KL acquires record or beneficial ownership of after the date of this Agreement and prior to the Expiration Date (“New Shares”, and together with the Existing Shares, sometimes referred to hereinafter collectively as the “Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Existing Shares.
     2. Agreement to Vote Shares. Until the Expiration Date, at any and all meetings of the shareholders, and any adjournments or postponements thereof, or in any and all proceedings in which the vote, consent, assent or ratification of the Company’s shareholders may be required or authorized, including, but in no way limited to, matters such as the election of directors, appointment of an independent public accounting firm, approval of a proposed merger, consolidation, sale of all or substantially all of the assets of the Company, dissolution, liquidation or reorganization of the Company, or an increase in the authorized capital stock of the Company or the creation and/or issuance of an additional class of securities of the Company, KL shall vote or cause to be voted or execute a written consent with respect to the Shares then held of record or beneficially owned, directly or indirectly, by KL in the same manner as the Shares held by JL, and as directed by JL in his sole and absolute discretion, as may be specified to KL in writing by JL from time to time.
     3. Grant of Irrevocable Proxy. Concurrently with the execution of this Agreement, KL agrees to deliver to JL the Proxy, which Proxy shall be irrevocable to the extent provided in the General Corporation Law of the State of Delaware. The Proxy shall cover the Existing Shares as well as any New Shares acquired by KL after the date of this Agreement. The delivery of the Proxy is solely to ensure KL’s compliance with the terms and conditions of this Agreement and shall only be utilized by JL in the event KL breaches any of her covenants or obligations under this Agreement or fails to take such other action as may be required by the terms and conditions of this Agreement. The Shareholders intend for the Proxy to be irrevocable until the Expiration Date so long as it is coupled with an interest.

     4. Transferability of Shares. KL hereby agrees not to pledge, mortgage or encumber her Shares. Any assignee or transferee of Shares from KL, other than JL or any entity controlled by JL, must immediately become a party to this Agreement and any purported transfer of Shares to a person or entity, other than JL or any entity controlled by JL, that has not become a party hereto shall be null and void. From and after the date of this Agreement through the Expiration Date of this Agreement, the Company will not register or allow its transfer agent to register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificated or uncertificated interest representing KL’s Shares, except in accordance with this Section 4.
     5. No Voting Trusts. KL agrees that she will not, nor will KL permit any entity under her control to, deposit any Shares in a voting trust or subject the Shares to any agreement, arrangement or understanding with respect to the voting of the Shares inconsistent with this Agreement. KL covenants not to, directly or indirectly, grant any proxies or powers of attorney, or enter into a voting agreement with respect to any of KL’s Shares, or enter into any agreement or arrangement providing for any of the aforementioned actions described in this sentence. Each Shareholder covenants not to, directly or indirectly, take any action that could reasonably be expected to have the effect of preventing or disabling such Shareholder from performing his or her obligations under this Agreement at any time prior to the Expiration Date.
     6. Shareholder Capacity. Each Shareholder is entering this Agreement in his or her capacity solely as the record and/or beneficial owner of such Shareholder’s Shares, and not in any other capacity, including, but not limited to, his or her capacity as a director or officer of the Company. Nothing in this Agreement shall be deemed in any manner to limit the discretion of any Shareholder to take any action, or fail to take any action, in his or her capacity as a director or officer of the Company, that may be required of such Shareholder in the exercise of such Shareholder’s duties and responsibilities as a director or officer of the Company.
     7. Legends. Each certificate representing the Shares held by the Shareholders or any assignee or transferee of the Shareholders shall bear the following legend:
     “THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND BETWEEN CERTAIN SHAREHOLDERS OF THE COMPANY, DATED AS OF MARCH 14, 2007, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE TERMS AND CONDITIONS OF SAID VOTING AGREEMENT.”
     8. Expiration Date. This Agreement shall expire on March 14, 2017 (the “Expiration Date”).
     9. General.
          9.1 No Revocation. This Agreement may not be revoked prior to the Expiration Date except upon the mutual written agreement of the Shareholders setting forth such earlier expiration date.

          9.2 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the General Corporation Law of the State of Delaware.
          9.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under the General Corporation Law of the State of Delaware, the Shareholders agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each Shareholder as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
          9.4 Specific Performance. KL acknowledges that it will be impossible to measure in money the damage to JL if KL fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, JL will not have an adequate remedy at law or in damages. Accordingly, KL agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is an appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that JL has an adequate remedy at law. In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, JL shall be entitled to specific performance of the agreements and obligations of KL hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction. KL agrees that she will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with JL’s seeking or obtaining such equitable relief.
          9.5 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Shareholders hereunder shall be governed, construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of law.
          9.6 Venue. Shareholders hereby (a) submit to the exclusive jurisdiction of the Court of Chancery of Delaware, Kent County, for the purposes of all legal proceedings arising out of or relating to this Agreement; and (b) irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such Court and any claim that any such proceeding has been brought in an inconvenient forum.
          9.7 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient at his or her address set forth on the signature page hereof, or at such other address or addresses as may have been furnished to the other Shareholder in writing by such intended recipient.

     Either Shareholder may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the Shareholder for whom it is intended. Either Shareholder may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other Shareholder notice in the manner set forth in this Section.
          9.8 Complete Agreement; Amendments. This Agreement and the Proxy being executed concurrently with this Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings relating to such subject matter. No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by the parties hereto. Any such amendment, modification, termination or waiver shall be binding on the parties hereto.
          9.9 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          9.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed and delivered by facsimile transmission, and the parties agree that such facsimile transmission shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile copies as evidence of the execution and delivery of this Agreement to the same extent that an originally signed copy could be used.
          9.11 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
          9.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereunder upon any breach, default or noncompliance with any of the terms and conditions of this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement, or any waiver on such party’s part of any terms or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to parties hereunder, shall be cumulative and not alternative.
          9.13 Stock Dividends, Stock Splits, Etc. If subsequent to the date of this Agreement, any shares or other securities are issued on, or in exchange for, the Shares subject to this Agreement by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed subject to this Agreement.

          9.14 Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary to carry out the purpose and intent of this Agreement.
          9.15 Breach. Any failure by either of the parties to this Agreement to strictly adhere to and comply with the terms, conditions and covenants contained herein, directly or indirectly and by action or omission (e.g., KL’s failure to vote at all), shall constitute a breach of this Agreement entitling the non-breaching party to any and all rights and remedies provided for under this Agreement.
          9.16 Heirs; Assigns; and Successors. This Agreement is binding on the parties hereto as well as their respective heirs, assigns, transferees, successors, representatives and agents.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as an instrument on the date first written above.
By
Jeff Lubell
2263 East Vernon Avenue
Vernon, CA 90058
By
Kymberly Gold-Lubell
24910 Pacific Coast Hwy.
Malibu, CA 90265

ANNEX 1
IRREVOCABLE PROXY
TO VOTE STOCK OF
TRUE RELIGION APPAREL, INC.
     The undersigned stockholder of True Religion Apparel, Inc., a Delaware corporation (the “Company” ), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware) appoints Jeffrey Lubell, the Chairman and Chief Executive Officer of the Company, individually, or any party designated by Mr. Lubell in the event of his death or incapacity, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so in her capacity as a stockholder) with respect to all of the shares of capital stock of the Company that now are or hereafter may be held of record and/or beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this irrevocable proxy (this “Irrevocable Proxy”). Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).
     This Irrevocable Proxy is coupled with an interest, is irrevocable (to the extent permitted by the General Corporation Law of the State of Delaware), is granted pursuant to that certain Voting Agreement of even date herewith, by and between Jeff Lubell and the undersigned (the “Voting Agreement”), and is granted in consideration of the Company entering into that certain Waiver and Release Agreement dated as of March 14, 2007, by and among the Company, Guru Denim, Inc. and the undersigned (the “Release Agreement”). As used herein, the term “Expiration Date” shall mean March 14, 2017.
     The attorneys and proxies named above are hereby authorized and empowered by the undersigned, at any time on or prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares at any and all meetings of the stockholders, and any adjournments or postponements thereof, or in any and all proceedings in which the vote, consent, assent or ratification of the Company’s stockholders may be required or authorized with regard to any matter of every kind that the undersigned could vote or exercise other rights with respect to the Shares, including, but in no way limited to, matters such as the election of directors, appointment of an independent public accounting firm, approval of a proposed merger, consolidation, sale of all or substantially all of the assets of the Company, dissolution, liquidation or reorganization of the Company, an increase in the authorized capital stock of the Company, or the creation and/or issuance of an additional class of securities of the Company. In addition to the other covenants and agreements of the undersigned provided for elsewhere in this Irrevocable Proxy, from the execution of this Irrevocable Proxy until the Expiration Date, the undersigned shall not enter into any agreement, arrangement or understanding with any natural person or entity to take any of the actions described in this Irrevocable Proxy, or the effect of which would be inconsistent with or violate the provisions and agreements contained in this Irrevocable Proxy.
     Any obligation of the undersigned hereunder shall be binding upon the successors, heirs, agents, representatives, transferees and assigns of the undersigned.
     This Irrevocable Proxy is irrevocable (to the extent provided in the General Corporation Law of the State of Delaware).
     Dated: March 14, 2007
Kymberly Gold-Lubell